Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 3, 2025, relating to the consolidated financial statements of QT Imaging Holdings, Inc., which appears in QT Imaging Holdings, Inc.’s Registration Statement on Form S-1 dated November 3, 2025.

/s/ BPM LLP
San Jose, California
November 14, 2025